Exhibit 10.42

OWNER AGREEMENT

THIS OWNER AGREEMENT (“Agreement”) is being entered into effective as of the 1st day of December, 2006 by and among CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company (“Lessor”); KINGSDELL L.P., a Delaware limited partnership (“Lessee”); and CWE HOSPITALITY SERVICES, LLC, a Missouri limited liability company (“Manager”).

RECITALS:

WHEREAS, Lessor owns certain real property located in St. Louis, Missouri, and described in Exhibit A hereto, upon which exists the Chase Park Plaza Hotel (the “Hotel”);

WHEREAS, simultaneously with Lessor’s acquisition of the Hotel, Lessor has leased the Hotel to Lessee, and Lessee has leased the Hotel from Lessor, pursuant to that certainLease Agreement (the “Lease”), dated as of the date hereof, which Lease is attached hereto as Exhibit B;

WHEREAS, Lessee and Manager (which is an affiliate of Lessee) are parties to that certain Hotel Operating Agreement (the “Management Agreement”), dated as of the date hereof, pursuant to which Lessee has engaged Manager to manage and operate the Hotel, which Management Agreement is attached hereto as Exhibit C;

WHEREAS, Manager has agreed to enter into the Management Agreement with Lessee on the condition that Lessor and Lessee enter into this Agreement;

WHEREAS, Lessor, Lessee and Manager desire to set forth certain obligations of the parties with respect to the ownership and operation of the Hotel and to address certain portions of the Management Agreement that affect the rights and obligations of all three parties.

NOW, THEREFORE, for the mutual covenants and considerations herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

1.                           Definitions.  Capitalized terms that are not specifically defined herein shall have the meaning ascribed to such terms in the Management Agreement.

2.                           Lessor Consideration.  Lessor hereby acknowledges that it: (i) derives and expects to derive benefits from this Agreement, and (ii) has determined that its execution, delivery and performance of this Agreement directly benefit Lessor, are within the organizational purposes of Lessor, and are in the best interest of Lessor.

3.                           Acknowledgement of Lease.  Manager hereby acknowledges the lease of the Hotel from Lessor to Lessee pursuant to the Lease in the form attached hereto as Exhibit B.  The Lease shall not be construed to impose any additional obligations or liabilities upon Manager, and shall not be construed to modify or amend any of the rights and duties of the parties under the Management Agreement; however, Manager agrees to operate the Hotel in compliance with the terms of the Lease to the extent that such terms do not conflict with the terms of the Management Agreement or impose upon Manager any additional obligations beyond those expressly set forth in the Management Agreement.  To the extent that any of the provisions of the Management Agreement impose a greater or inconsistent obligation on Lessee than the corresponding provisions of the Lease, Lessee shall be obligated to comply with, and to take all actions necessary to prevent breaches or defaults under, the relevant provisions of the Management Agreement.  Manager shall have no duty, obligation or liability to Lessor or Lessee to (i) make any determination as to whether any expense required to be paid by Manager hereunder is a cost of Lessor or a cost of Lessee or (ii) require that any costs or expenses of Lessor be paid from funds that can be identified as belonging to Lessor, or that other costs and expenses required to be paid by Lessee be paid from funds that can be identified as belonging to Lessee; it being the intent of the parties to this Agreement that (x) Lessee and Lessor shall look only to each other and not to Manager with respect to moneys that may be owed one to the other under the Management Agreement or the Lease and (y) except as otherwise specifically provided in this Agreement, Manager shall look only to Lessee to pay operating costs of the Hotel and other “Owner” obligations under the Management Agreement.

4.                           Survival of Management Agreement After Termination of Lease.  The parties agree that the Management Agreement and the rights and benefits of Manager thereunder shall not be terminated or disturbed in any respect except in accordance with the terms of the Management Agreement and this Agreement.  A termination of the Lease shall not result in the termination of the Management Agreement unless termination of the Lease is the result of a Bad Boy Default (as defined below) by Lessee thereunder (in which event Lessor shall have the option of terminating the Management Agreement as well as the Lease).  Accordingly, if the Lease is terminated for any reason other than a Bad Boy Default by Lessee thereunder, including, without limitation, expiration of the term thereof (such term treated as including any Renewal Term (as defined in the Lease)) or the “rejection” thereof following Bankruptcy (as defined below) of Lessee (collectively, a “Lease Termination”), Lessor:  (a) shall recognize Manager’s rights under the Management Agreement, (b) agrees that Manager shall not be named as a party in any eviction or other possessory action or proceeding, and that Manager shall not be disturbed in its right to manage the Hotel pursuant to the Management Agreement, and (c) shall at the time of, or prior to, such Lease Termination, at its sole option, either (i) directly assume all of the rights and obligations of the “Owner” under the Management Agreement with respect to periods after the Lease Termination, or (ii) cause a “Substitute Lessee” (as defined below) to (x) succeed to and assume Lessee’s rights and obligations under the Lease, the Management Agreement, and this Agreement, or (y) enter into a new lease with Lessor in substantially the same form as the Lease, and assume the rights and obligations of the Lessee under the Management Agreement and this Agreement, the intent being that, if Lessor elects to proceed under this clause (ii), then the relationship between any successor Lessee, Lessor and Manager be under the same terms and conditions as the relationship between Lessee, Lessor and Manager hereunder and under the Management Agreement and the Lease.  So long as Behringer Harvard Opportunity REIT I, Inc. or any affiliate, successor or assignee (“BH REIT”) is a real estate investment trust for federal income tax purposes (a “REIT”) and so long as BH determines that Manager qualifies as an eligible independent contractor (or “EIK”), as defined in Section

856(d)(9) of the Internal Revenue Code of 1986, as amended (the “Code”), a substitute Lessee shall be defined as (i) any taxable REIT subsidiary (or “TRS”), as such term is defined in Section 856(l) of the Code, with respect to BH, which is controlled by Lessor or (ii) any partnership or limited liability company controlled by a TRS of BH, which TRS is controlled by BH ((i) or (ii) shall be hereinafter referred to as a “TRS Tenant”).  So long as BH is a REIT and so long as BH determines that Manager does not qualify as an EIK, a Substitute Lessee shall be defined as (i) Lessee if approved by Lessor in its sole discretion or (ii) a tenant selected by Lessor so long as Lessor determines that the rent paid to Lessor pursuant to the Lease (or a substitute lease) will constitute qualifying “rents from real property,” as such term is defined in Section 856(d) of the Code.  Notwithstanding any indication in this Agreement to the contrary, the terms of the Lease between Lessor and the Substitute Lessee may be modified at the time of the Lease Termination to the extent Lessor determines such modification is necessary to cause the rent paid to Lessor pursuant to such lease to constitute qualifying “rents from real property,” as defined in Section 856(d) of the Code.  Notwithstanding any indication in this agreement to the contrary, in the event that Lessor is not a REIT (or controlled by a REIT) at the time of the Lease Termination, Lessor may elect that all of Owner’s rights, benefits, privileges and obligations under the Management Agreement after the Lease Termination be assumed directly by Lessor.

As used in this Section 4, a “Bad Boy Default” shall mean any default under the Lease by Lessee, or any default by Manager under the Management Agreement, arising out of any of the following:  (A) any fraud or intentional tort on the part of Lessee or Manager; (B) any criminal act on the part of Lessee or Manager; (C) the use or distribution of any insurance proceeds or condemnation awards contrary to the terms of the Lease; (D) the failure of Lessee to apply revenues, rents, and income of the Property (“Property Income”) received by Lessee to the Rent (as defined in the Lease) due under the Lease (except to the extent the Property Income is insufficient to pay such Rent as and when due); (E) any failure by Lessee to pay any Impositions (as defined in the Lease) or insurance premiums when the same are due and payable (except to the extent the Property Income is insufficient to pay such items as and when due); or (F) any other act of Lessee or Manager that causes BH REIT to incur any liability under that certain Recourse Guaranty Agreement (the “Mass Guaranty”) dated on or about December 1, 2006, executed by BH REIT in favor of Massachusetts Mutual Life Insurance Company (“Mass Mutual”).

5.                           Right of Lessor to Terminate Lease.  In addition to the rights of Lessor to terminate the Lease as set forth in the Lease, Lessee and Manager agree that Lessor may, at its sole option, terminate the Lease in the event that the Management Agreement is terminated (i) pursuant to Section 8.3.1 of the Management Agreement, or (ii) pursuant to the provisions of Sections 9.1, 9.2, 10.1, 10.2, or 10.3 of the Management Agreement; provided that the Termination Fee due to Manager under the Management Agreement (if any) is paid in full in connection with such termination.

6.                           Guaranty.  Lessor shall be directly liable for and hereby guarantees to Manager the complete and satisfactory payment of each and every monetary obligation of Lessee as “Owner” under Sections 3.6, 3.9, 5.4.1 and 9.1 of the Management Agreement (the “Guaranteed Obligations”), so long as the Management Agreement remains in effect.  Lessor hereby absolutely, irrevocably, and unconditionally guarantees that the Guaranteed Obligations shall be paid when due and payable.  This guaranty is an absolute, irrevocable and unconditional guaranty of payment and the liability of Lessor hereunder shall be absolute and unconditional irrespective of:  (i) any lack of validity, irregularity or enforceability of the Management Agreement or this Agreement; (ii) any change in the time, manner, place or any other term or condition of payments due under the Management Agreement or this Agreement, or any other amendment or waiver of, or consent to, or any departure from, the Management Agreement or this Agreement; (iii) any failure of Manager to enforce the provisions of the Management Agreement or this Agreement against Lessee; or (iv) any other circumstances that might otherwise constitute a defense available to Lessor with respect to, or a discharge of, any of the Guaranteed Obligations (other than because, or to the extent, the same have been previously discharged in accordance with the terms of the Management Agreement).  If all or any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, Lessor (without first requiring the Manager to proceed against Lessee or any other party or any other security) shall pay or cause to be paid to Manager the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Management Agreement) or perform or cause to be performed such obligations in accordance with the Management Agreement, within ten (10) business days after receipt of written notice from the Manager of the failure by Lessee to make such payment or render such performance.  If for any reason Lessor fails to perform or cause to be performed such obligations, Manager shall have the right to exercise any and all of the remedies available at law or in equity, and Lessor hereby agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by Manager in enforcing its rights under this Agreement.  The guaranty contained in this Agreement:  (A) is a continuing guaranty and shall remain in full force and effect until the indefeasible satisfaction and discharge in full of Lessee’s obligations as “Owner” under the Management Agreement and Lessor’s and Lessee’s obligations under this Agreement, and (B) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment under the Management Agreement or this Agreement becomes unrecoverable from Lessee by operation of law or for any other reason or must otherwise be returned by Manager upon the insolvency, bankruptcy or reorganization (“Bankruptcy”) of Lessor or Lessee.  The provisions of this Section shall survive the expiration or termination of the Management Agreement and this Agreement.

7.                           Certain Lessor Obligations.   In addition to Lessor’s obligations under this Agreement, Lessor agrees that it shall perform, comply with and be bound by the Management Agreement, as it may be amended, in accordance with the terms thereof and hereof, as if Lessor were “Owner” thereunder with respect to the provisions of Sections 3.13, 5.4.1, 11.1, 11.2, 13.25 and 17 thereof and with respect to any other Owner obligations with respect to any Deed of Trust.  Notwithstanding the provisions of Section 3.3.2 of the Management Agreement, so long as Manager is the manager under the Management Agreement and either James L. Smith or Marcia Smith Niedringhaus maintains an active role in the management of the Hotel, Manager’s selection of the Senior Executives shall not require Owner’s prior consent.  Notwithstanding the provisions of Section 11.1.2 of the Management Agreement, Lessor shall have the right to obtain one or more mortgage loans that are secured by (either directly or indirectly through cross-default or cross-collateralization provisions) both the Hotel and other property owned by Lessor and the Residential Units and other property owned by The Private Residences, LLC, a Delaware limited liability company, which is an Affiliate of Lessor.

8.                           Certain Manager Obligations.  Lessee and Manager agree that Lessor shall have the same approval rights as Lessee (in its capacity as “Owner” under the Management Agreement) with respect to the matters set forth in Sections 3.1, 3.3.2 (subject to the last sentence of Section 7 hereof), 3.3., 3.4, 3.5, 4.1, 4.2, 4.5, 6.2, 7.1., 9.1, 12.1, 13.17 and Exhibit B of the Management Agreement.  In addition, Lessor shall have the same rights as Lessee (in its capacity as “Owner” under the Management Agreement) to enforce directly the covenants made by Manager in Sections 3.15, 3.18, 4.5, 4.6, 11.1, 11.2, 13.6, 13.25 and 16.1 of the Management Agreement.  Furthermore, Lessor shall have the same rights as Lessee (in its capacity as “Owner” under the Management Agreement) (i) to declare Manager in default under the Management Agreement pursuant to Article 8 thereof and exercise all available remedies against Manager, and (ii) to terminate the Management Agreement to the extent Lessee would be entitled to do so pursuant to Section 8.3 or Article 9 of the Management Agreement (or any other provision of the Management Agreement that gives the “Owner” the right to terminate the Management Agreement).  Lessor shall also have the same rights as Lessee (in its capacity as “Owner” under the Management Agreement) to inspect, copy, and be furnished with books and records relating to the Hotel and the operation thereof.  Lessee agrees that it will cooperate with Lessor in the assertion by Lessor of any rights under the Management Agreement conferred upon Lessor by this Agreement or in the Management Agreement, and Manager agrees that if it receives conflicting instructions from Lessor and Lessee during the assertion of such rights by Lessor, Manager shall comply with the instructions of Lessor given pursuant to and in accordance with the exercise of permitted rights and remedies of Lessor (in its capacity as “Owner” under the Management Agreement).  In addition to the obligations of Manager under Article 11 of the Management Agreement, Manager agrees that it will use commercially reasonable efforts to cooperate with Lessor in Lessor’s efforts to obtain financing for the Hotel (including Manager’s execution of documents that are substantially similar to documents previously executed by Manager in connection with any prior financing of the Hotel).  Notwithstanding anything to the contrary in Section 3.5.2 or Section 5.4.2 of the Management Agreement, all monies in the “Replacement Reserve Fund” (as defined in the Management Agreement) shall be the property of Lessor.  The parties hereto acknowledge that the “Working Capital” and “Expansion Space Working Capital” defined in Section 7.7 of the Lease are the same as the “Working Capital” addressed in Section 3.6 of the Management Agreement and shall be subject to repayment as set forth in Section 7.7 of the Lease.

9.                           Lease Modifications; Modifications to Management Agreement.   Manager agrees that the Lease may be amended or modified from time to time by agreement between Lessor and Lessee, and Lessor may exercise any one or more of its rights under the Lease from time to time at Lessor’s discretion (subject, in all events, to the terms and conditions of Section 3 above), all without consent of Manager, and this Agreement shall continue in full force and effect as to all such renewals, extensions and/or modifications and all such exercise of rights; provided, however, that the prior consent of Manager shall be required for any amendment or modification to the Lease with respect to (a) any provisions that require the Lessee or the Lessor to provide funds or to pay any obligations with respect to the operation, improvement or repairs to the Hotel, or (b) any provisions that require performance by Lessee under the Management

Agreement or hereunder, or (c) any provision that, if amended, would be inconsistent with the obligations of the Lessor or Lessee hereunder or under the Management Agreement.  Lessor and Lessee agree to deliver copies to Manager of any amendments or modifications of the Lease promptly following the execution and delivery thereof.  Lessee and Manager shall not amend or modify the Management Agreement without Lessor’s prior written consent, not to be unreasonably withheld, conditioned or delayed, and Lessee and Manager shall provide to Lessor copies of any notices of default send under the Management Agreement.

10.                     Consents Under Management Agreement.  Manager will look solely to Lessee to satisfy Owner’s obligations and duties under the Management Agreement, except as otherwise specifically provided in this Agreement.  Without limiting the foregoing,except as otherwise provided in Section 8 or the other provisions of this Agreement, Manager shall seek all approvals and/or consents required from “Owner” under the Management Agreement, and elections to be made by “Owner” under the Management Agreement, solely from Lessee, and shall be entitled to rely and act on all approvals and/or consents obtained or received from, or elections made by, Lessee under any provisions or requirements of the Management Agreement; provided, however, in the event, any parallel approval or consent is required from Lessor under the Lease or this Agreement, Manager shall grant any additional time for Lessor to instruct Lessee with respect to such matters and provide its approval or consent.  Lessor agrees that, in its exercise of rights under the Lease that affect Lessee’s exercise of rights under the Management Agreement, Lessor shall exercise such rights under the same conditions and principles that apply to Lessee’s exercise of the same rights under the Management Agreement, and shall, where a dispute is referred to the Arbitration Tribunal for a decision, agree to be bound by the decision of such Arbitration Tribunal.

11.                     Agreements Relating to Tenancy.  Lessor agrees that, for so long as Lessee’s interest in the Hotel is held through tenancy title as that of Lessee or its permitted successors or assigns (subject to the provisions of this Agreement), Lessor will, upon request by Manager pursuant to the terms and conditions of the Management Agreement, not unreasonably withhold or delay the prompt signing, without charge, of applications for licenses, permits or other instruments necessary for operation of the Hotel, which applications shall be prepared by Manager as necessary from time to time.

12.                     Certain Provisions Regarding Bankruptcy.  In the event the Lease shall be rejected on behalf of Lessor under Section 365 of the United States Bankruptcy Code (“Code”) or any other applicable law or authority (“Rejection”), Lessee shall promptly notify Manager in writing of such Rejection and Lessee shall, as directed by Manager, either treat the Lease as terminated by such Rejection or retain its rights under the Lease as permitted by the Code or other applicable law or authority.  Lessor and Lessee each agree that it will not join in any involuntary petition against the other under the Code or any other similar federal or state law providing for debtor relief, without the consent of Manager.

13.                     Term.                               The term of this Agreement shall commence on the date set forth above and shall run concurrently with the term of the Management Agreement, except as otherwise expressly set forth herein.

14.                     Transfers.  In connection with any sale, assignment, or transfer (a “Transfer”) of the Hotel that includes a transfer of Lessor’s and/or Lessee’s title in the Site and/or the Hotel, although Section 12.2 of the Management Agreement does not apply to any Transfer by Lessor of Lessor’s interest in the Site or the Hotel, Lessor, Lessee and Manager hereby agree that the following provisions shall apply to any such Transfer by Lessor:

A.                       In the event Lessor desires to effect a Transfer without terminating the Management Agreement, Lessor shall give Manager not less than sixty (60) days prior written notice of the Proposed Transfer.  If Manager determines that a proposed Transfer is to a Prohibited Party, then Manager shall have the right to terminate the Management Agreement and this Agreement upon giving Lessor and Lessee written notice of termination within thirty (30) days after Manager’s receipt of Lessor’s notice of Transfer pursuant to this Section.  No Termination Fee shall be due to Manager in the event Manager so elects to terminate the Management Agreement and this Agreement.

B.                         Concurrently with or prior to any Transfer that occurs without termination of the Management Agreement, the assignor and assignee shall execute and deliver to Manager a written agreement, in a form reasonably acceptable to Manager, in which the assignee (i) if the Transfer is of the Lease, or is a Transfer of the Hotel that involves a termination of the Lease, acknowledges that the Management Agreement remains in full force and effect, accepts such assignment and assumes all of Owner’s obligations under the Management Agreement and liabilities accruing under the Management Agreement from and after the effective date of such assignment, or (ii) if the Transfer is of the Hotel and the Lease remains in place, shall assume the Lessor’s rights and obligations under this Agreement.

C.                         If all provisions of this Section 14 have been satisfied, then the obligations of the assigning party in connection with a Transfer shall terminate as of the date the provisions of this Section 14 shall have been satisfied, except as to obligations of the assigning party that accrued prior to such date.

D.                        If Lessor desires to terminate the Management Agreement and this Agreement in connection with a Transfer, then Lessor shall pay to Manager the Termination Fee due to Manager under Section 9.1 of the Management Agreement.

15.                     Indemnification.  Lessee acknowledges that, notwithstanding Lessor’s contractual liability to Manager under Section 4 hereof, Manager is operating the Hotel for the benefit of Lessee, and Lessee agrees to hold Lessor harmless for any loss suffered by Lessor as a result of Lessee’s failure to timely perform all of the obligations assumed by Lessee.  Lessee and Manager, jointly and severally, shall indemnify, defend and hold harmless BH REIT from any and all claims, demands, losses, costs and expenses, including reasonable attorneys’ fees and court costs sustained or incurred by BH REIT or asserted against BH REIT under the Mass Guaranty as a result of any act of Lessee or Manager.  Further, Lessee shall indemnify, defend and hold harmless BH REIT from any and all claims, demands, losses, costs and expenses, including reasonable attorneys’ fees and court costs sustained or incurred by BH REIT or asserted against BH REIT under that certain Environmental Indemnification Agreement (the “Environmental Indemnity”), dated effective as of December 1, 2006, granted by BH REIT for the benefit of Mass Mutual, as a result of any violation of any Environment Law (as defined in the Environmental Indemnity) that existed prior to December 1, 2006 or any Hazardous Substance (as defined in the Environmental Indemnity) located on, under or about the Premises (as defined in the Environmental Indemnity) prior to December 1, 2006.

16.                     Notices.  All notices and other communications provided for hereunder shall be in writing, and shall be sent or delivered by the methods and to the addresses for Lessee and Manager as required under the Management Agreement.  The address for Lessor for purposes of such notices is as follows:

Chase Park Plaza Hotel, LLC

c/o Behringer Harvard Opportunity OP I, LP

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Attn:  Joe Jernigan

With a copy to:

Chase Park Plaza Hotel, LLC

c/o Behringer Harvard Opportunity OP I, LP

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Attn:  Chief Legal Officer

17.                     REIT Compliance.  Manager acknowledges that BH is a REIT and the provisions of this Section 17 shall apply for so long as the Hotel is owned by Lessor and leased to Lessee or a Substitute Lessee as part of any ownership structure that is subject to REIT tax requirements.

A.                                   Manager agrees that, as of the date hereof, (i) Manager is an “independent contractor,” within the meaning of Section 856(d)(3) of the Code, with respect to BH and (ii) BH does not directly or indirectly (through Lessor or otherwise) derive or receive any income from Manager (whether it be interest income, dividend income, rent income or any other type of income).  Manager further agrees that it shall maintain such status as an independent contractor from which BH does not directly or indirectly derive any income throughout the term of this Agreement.  Manager shall take all actions reasonably requested by Lessor as may be necessary to ensure that Lessor’s rental income from Lessee under the Lease qualifies as “rents from real property” pursuant to Section 856(d) of the Code; provided, however, any additional costs or expenses (including internal costs and expenses) incurred by Manager in complying with such a request shall be borne by Lessor.  Notwithstanding Section 12.1 of the Management Agreement, Manager may only assign the Management Agreement and its rights and obligations thereunder to an assignee that (i) qualifies as an “independent contractor” within the meaning of Section 856(d)(3) of the Code with respect to BH from which BH does not directly or indirectly derive or receive any income, and (ii) assumes the obligations of Manager under this Agreement.

B.                                     Manager acknowledges that it is a limited liability company that is treated as a partnership for federal income tax purposes.  Manager agrees that, during the term of this Agreement, Manager shall not, without the written consent of Lessor, (i) change its ownership in such a manner that it is disregarded as an entity separate from its owner within the meaning of Treas. Reg. §301.7701-3(b)(2)(i)(C), (ii) convert into another form of entity, (iii) merge or otherwise combine with any other entity, (iv) acquire an interest in another entity or (v) otherwise change its ownership in such a manner that could cause Manager to fail Section 17.A.

C.                                     Manager and Lessor recognize that, as of the date hereof, Manager does not qualify as an EIK.  Manager has entered into an agreement (the “EIK Agreement”) with Lessor pursuant to which Manager has agreed, subject to the terms and conditions thereof, after Completion (as defined in the EIK Agreement) to use commercially reasonable efforts to qualify as an EIK.  In the event that Lessor reasonably concludes that Manager qualifies as an EIK and in the event that pursuant to the terms of the EIK Agreement Lessor leases the Hotel to a TRS Tenant, Manager agrees to maintain its status as an EIK during the remaining term of this Agreement and acknowledges that any lease of the Hotel and assignment of the Management Agreement to a TRS Tenant shall be deemed a permitted assignment under Section 12.2 of the Management Agreement upon compliance by the TRS Tenant with Section 12.2.2 of the Management Agreement.  To that end:

(i)                       Manager shall take all actions reasonably requested by Lessor or TRS Tenant to ensure that Lessor’s rental income from TRS Tenant qualifies as “rents from real property” pursuant to Sections 856(d), 856(d)(8)(B) and 856(d)(9) of the Code; provided, however, any additional costs or expenses (including internal costs and expenses) incurred by Manager in complying with such a request shall be borne by Lessor or TRS Tenant.

(ii)                    Manager shall not permit wagering activities to be conducted at or in connection with the Hotel by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with the Hotel, as described in Section 856(d)(9)(D)(i) of the Code;

(iii)                 Manager shall cause the Hotel to be operated in such a manner as to qualify as a “qualified lodging facility” under Section 856(d)(9)(D) of the Code (including, without limitation, causing the Hotel to be managed so that more than one-half of the dwelling units are used on a transient basis);

(iv)                Manager shall not own, directly or indirectly or constructively (within the meaning of Section 856(d)(5) of the Code), more than thirty five percent (35%) of the shares of BH (whether by vote, value or number of shares), and Manager shall otherwise comply with any regulations or other administrative or judicial guidance now or hereafter existing under said Section 856(d)(5) of the Code with respect to such ownership limits; and

(v)                   Manager shall be actively engaged (or shall, within the meaning of Section 856(d)(9)(F) of the Code, be related to a person that is so actively engaged) in the trade or business of operating “qualified lodging facilities” (defined below) for a person who is not a “related person” within the meaning of Section 856(d)(9)(F) of the Code with respect to BH or TRS Tenant.

(vi)                A “qualified lodging facility” is defined in Section 856(d)(9)(D) of the Code and means a “lodging facility” (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility.   A “lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to BH.

D.                                    In the event of an Adverse Regulatory Event (defined below) arising from or in connection with this Agreement or the Management Agreement, Lessee and Manager shall work together in good faith to amend this Agreement or the Management Agreement to eliminate the impact of such Adverse Regulatory Effect.  For purposes of this Agreement, the term “Adverse Regulatory Effect” means any time that a law, statute, ordinance, code, rule or regulation imposes (or could impose in Lessor’s reasonable opinion) any material threat to BH’s status as a REIT or to the treatment of amounts paid to Lessor as “rents from real property” under Section 856(d) of the Code.  Each of Manager and Lessor shall inform the other of any Adverse Regulatory Event of which it is aware and which it believes likely to impair compliance of the Hotel with respect to the aforementioned sections of the Code.

E.                                      Notwithstanding Sections 3.2 and 3.4 of the Management Agreement, Manager shall cause the Hotel to be operated in such a manner that Article XXXV of the Lease is complied with at all times.  In particular, but without limitation, Manager shall not sublet or otherwise enter into any agreement with respect to the Hotel on any basis such that in the opinion of Lessor the rental or other fees to be paid by any sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of such sublessee, or (ii) any other formula such that any portion of such sublease rental would fail to qualify as “rents from real property” within the meaning of Section 865(d) of the Code.

F.                                      Manager agrees that Manager shall not enter into any lease, sublease or license (including, but not limited to, with Manager or an affiliate of Manager) with respect to the Hotel (or any part thereof) without first providing Lessor with a copy thereof.  Lessor shall have twenty (20) days from the date of its receipt of such proposed lease to give written notice to Manager indicating whether such lease, sublease or license could, in Lessor’s reasonable judgment, cause Lessor to receive or accrue any amount that would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto.  If Lessor provides timely notice of its determination that such proposed lease could cause Lessor to receive such an amount, then Manager will not enter into such proposed lease.  If Lessor shall fail to give Manager such written notice within such twenty (20) day period, Lessor shall be estopped from claiming that such lease violates the terms of this Section 17.F.

18.                                 Casualty or Condemnation.   With respect to the provisions of Article 10 of the Management Agreement concerning casualty and condemnation, “Landlord” shall be substituted for “Owner” and Lessor shall have the rights of Owner under Article 10, it being specifically agreed that casualty insurance proceeds and condemnation awards shall belong to Lessor, except to the extent that such provisions of Article 10 expressly confer upon Manager the right to share in such insurance proceeds or condemnation awards.  In the event of any conflict between the casualty or condemnation provisions of the Lease and the Management Agreement (as supplemented by this Agreement), including without limitation, any conflict regarding the rights and obligations of the parties with respect to use of insurance proceeds or condemnation awards, or the rights to terminate the Lease or the Management Agreement in the event of a casualty or condemnation, the terms of the Management Agreement (as supplemented by this Agreement) shall control.

19.                                 Confidentiality.  Notwithstanding anything contained in the Management Agreement or this Agreement to the contrary, Lessor shall be permitted to disclose such information regarding the Hotel and its management as may be recommended by Lessor’s legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Lessor, including any disclosures required to the Securities and Exchange Commission.  Furthermore, Lessor shall have the right to issue press releases regarding the Hotel consistent with its publicity program.

20.                                 Miscellaneous.

A.                                   Modification of this Agreement.  No amendment, modification, alteration or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom enforcement of such amendment is sought, and no waiver of any provision of this Agreement by any party hereto, and no consent to any departure therefrom by any party hereto, shall be effective unless it is in writing and signed by the party against whom enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

B.                                     No Waiver.  No failure by any party hereto to exercise, and no delay in exercising, any right under the Management Agreement or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

C.                                     Remedies Cumulative.  The rights and remedies of any party hereto provided in the Management Agreement and this Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or equity.

D.                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

E.                                      Severability.  The invalidity, illegality or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity, legality or enforceability of the remaining portions of this Agreement.

F.                                      Entire Agreement.  This Agreement, together with the Management Agreement and the Lease constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

G.                                     Successors and Assigns.  The parties hereto shall not assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties hereto, except that Lessee and Manager shall each have the right to assign its respective interest in this Agreement to any party to which its respective interest in the Management Agreement may be assigned under the terms of the Management Agreement, provided that such assignee assumes the obligations of Lessee or Manager, as appropriate, under this Agreement, and Lessor shall have the right and obligation to assign its interest in this Agreement to any party to which its interest in the Site and Hotel may be assigned, subject to the requirements of Section 14 of this Agreement.

H.                                    Captions.  The captions and headings of the sections and subsections of this Agreement are for purposes of convenience and reference only and shall not limit or otherwise affect the meaning hereof.

I.                                         Time of the Essence.  Time shall be of the essence in the performance of this Agreement.

J.                                        Incorporation of Recitals.  The recitals hereto are incorporated herein as part of this Agreement.

K.                                    Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but each of which, taken together with the others shall constitute one and the same instrument.

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SIGNATURE PAGE TO OWNER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above.

LESSOR:

CHASE PARK PLAZA HOTEL, LLC,
a Delaware limited liability company

By:	Behringer Harvard Opportunity OP I LP,
a Texas limited partnership,
Authorized Member

	By:	Behringer Harvard Opportunity REIT I, Inc.,
a Maryland corporation,
Its General Partner

		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President

SIGNATURE PAGE TO OWNER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above.

LESSEE:

KINGSDELL L.P.

By:	IFC, INC., its General Partner

	By:	/s/ James L. Smith
James L. Smith, President

SIGNATURE PAGE TO OWNER AGREEMENT

MANAGER:

CWE HOSPITALITY SERVICES, LLC

By:	/s/ James L. Smith
James L. Smith, President